Exhibit (i)(3)

HUNTON & WILLIAMS LLP

RIVERFRONT PLAZA, EAST TOWER

951 EAST BYRD STREET

RICHMOND, VIRGINIA 23219-4074

TEL             804 • 788 • 8200

FAX             804 • 788 • 8218

FILE NO. 62693.44

September 4, 2008

Board of Directors

GE Investments Funds, Inc.

3001 Summer Street

Stamford, Connecticut 06905

GE Investments Funds, Inc. Registration Statement on Form N-1A

Ladies and Gentlemen:

We have acted as Virginia counsel to GE Investments Funds, Inc., a Virginia corporation (the “Company”), in connection with post-effective amendments numbers 41, 42 and 43 to the registration statement prepared and filed (or to be filed) by the Company with the Securities and Exchange Commission (the “Commission”) on Form N-1A (File No. 2-91369) (together, the “Registration Statement”), wherein new classes of shares of its capital stock designated as Class Z Emerging Markets Equity Fund and Class AA High Yield Fund were first registered representing interests in the Company’s Emerging Markets Equity Fund and High Yield Fund, respectively (collectively, the “Shares”).

In connection with the foregoing, we have examined the following documents:

(i)	the Amended and Restated Articles of Incorporation certified by the Secretary of the Company on the date hereof;

(ii)	the By-laws of the Company certified by the Secretary of the Company on the date hereof;

(iii)	resolutions of the Board of Directors of the Company, dated as of June 11, 2008, relating to, among other things, the issuance of the Shares and the preparation, execution and filing of the Registration Statement, each as certified by the Secretary of the Company on the date hereof; and

(iv)	a certificate executed by the Secretary of the Company as of the date hereof certifying as to certain factual matters (the “Secretary’s Certificate”).

For purposes of the opinion expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents, (iii) the legal capacity of natural persons, (iv) the genuineness of all signatures and (v) the due authorization, execution and delivery of all documents by all parties and the validity, binding effect and enforceability thereof (other than the due authorization, execution

Board of Directors

GE Investments Funds, Inc.

September 4, 2008

and delivery of documents by the Company and the validity, binding effect and enforceability thereof upon the Company).

As to factual matters, we have relied upon the Secretary’s Certificate, statements of officers and representatives of the Company and representations of the Company made in the Registration Statement.

Based upon the foregoing and subject to the other qualifications, assumptions and limitations contained herein, and having regard for such legal considerations as we have deemed relevant, we are of the opinion that the Shares have been duly authorized and, when issued and sold in the manner described in the Registration Statement, will be validly issued, fully paid and nonassessable.

In expressing the opinion set forth above, we have assumed that, upon issuance of the Shares, the total number of Shares issued and outstanding will not exceed the total number of Shares of each applicable class and series of such Shares that the Company is then authorized to issue under the Charter.

We do not purport to express an opinion on any laws other than Virginia corporation laws. We express no opinion as to the applicability or effect of any federal or state securities laws, or as to federal or state laws regarding fraudulent transfers or fraudulent conveyances, including the securities laws of the Commonwealth of Virginia.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

This opinion is given as of the date hereof, and we do not undertake to advise you of any changes in the opinion expressed herein from matters that might hereafter arise or be brought to our attention.

Very truly yours,

/s/ Hunton & Williams LLP

Hunton & Williams LLP